UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  03/31/2011

QUAKER CHEMICAL CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number:  001-12019

Pennsylvania	23-0993790
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

One Quaker Park, 901 E. Hector Street, Conshohocken, Pennsylvania 19428-2380
(Address of principal executive offices, including zip code)

610-832-4000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 1, 2011, Mr. Carlos Claro, 49, Vice President of Quaker Chemical Corporation (the "Corporation"), assumed the position of Vice President and Managing Director - South America, to fill the vacancy created by the retirement of Mr. Jose Luiz Bregolato, who retired from the Corporation effective March 31, 2011. Mr. Claro has also become a member of the Corporation's Management Executive Committee.

Mr. Claro joined Quaker as Vice President on February 1, 2011. His compensation has not changed as a result of his new title and responsibilities. There is no family relationship between any director, executive officer, or director nominee and Mr. Claro.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUAKER CHEMICAL CORPORATION

Date: April 01, 2011	By:	/s/ D. Jeffry Benoliel
D. Jeffry Benoliel
Vice President - Global Strategy, General Counsel and Corporate Secretary